UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2012

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2012, Comverse Technology, Inc. (“CTI”), the sole stockholder of Comverse, Inc. (the “Company”), certain other shareholders of Starhome B.V. (“Starhome”) and Starhome entered into a Share Purchase Agreement (the “Starhome Share Purchase Agreement”) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (collectively, “Fortissimo”) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (the “Starhome Disposition”). On September 19, 2012, CTI contributed to the Company, its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement discussed below. The Starhome Disposition was completed on October 19, 2012.

Under the terms of the Starhome Share Purchase Agreement, Starhome’s shareholders received aggregate cash proceeds of approximately $81.3 million, subject to adjustment for fees, transaction expenses and certain taxes. Of this amount, $10.5 million is held in escrow to cover potential post-closing indemnification claims, with $5.5 million being released after 18 months and the remainder released after 24 months, in each case, less any claims made on or prior to such dates. The Company received aggregate net cash consideration (including amounts deposited in escrow at closing) of approximately $37.2 million, after payments that CTI agreed to make to certain other Starhome shareholders of approximately $4.5 million.

Starhome is a provider of wireless service mobility solutions that enhance international roaming. Wireless operators use Starhome’s software–based solutions to generate additional revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network.

The Company presented Starhome as discontinued operations in the historical audited combined financial statements as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 and interim unaudited condensed combined financial statements as of July 31, 2012 and for the six months ended July 31, 2012 and 2011, which are included in Amendment No. 5 to its Registration Statement on Form 10 filed with the Securities and Exchange Commission on October 10, 2012. Such financial statements are incorporated herein by reference and are intended to satisfy the requirements for presentation of pro forma information related to the completion of the Starhome Disposition.

Forward-Looking Statements

Certain statements appearing in this Current Report constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and dates for closing of transactions and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. The risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially are described in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Information Statement, filed as an exhibit to the Company’s Registration Statement on Form 10, which was most recently filed with the SEC on October 10, 2012. The documents and reports the Company files with the SEC are available through the Company, or its website, www.comverse.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

Date: October 19, 2012	By:	/s/ Roy Luria
	Name:	Roy Luria
	Title:	Senior Vice President, General Counsel and Corporate Secretary